Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): June 7, 2007

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8733 Siegen Lane, Suite 309, Baton Rouge, LA 70810
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 341-4004

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Form 8-K
Diamond I, Inc.
Item 1.02.	Termination of a Material Definitive Agreement.
On March 9, 2007, we entered into a securities purchase agreement (the “Purchase Agreement”) with Diamond I Technologies, Inc., a Nevada corporation wholly owned by us, NewMarket Technology, Inc., a Nevada corporation (“NMKT”), and NewMarket Technology Acquisition Subsidiary, a Nevada corporation, pursuant to which NewMarket Technology Acquisition Subsidiary was to purchase 2,000,000 shares of a new series of our preferred stock, to be designated “Series B”. The closing under the Purchase Agreement was to occur on or before June 7, 2007. Following an extensive period of good faith negotiations between our company and NMKT, the following conditions remained unresolved at the close of business on June 7, 2007:

-	the terms relating to an investment commitment for an additional $750,000 for our gaming subsidiary, Diamond I Technologies, Inc.; and
-	the terms relating to an investment commitment for an additional $1,000,000 for our revived WIFI division.
Because the closing under the Purchase Agreement did not occur on or prior to June 7, 2007, the Purchase Agreement expired.

Item 7.01.	Regulation FD Disclosure.
On June 8, 2007, we issued a press release announcing the termination of the Purchase Agreement. A copy of the text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
99.1	Press release dated June 8, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: June 8, 2007.	DIAMOND I, INC.

By:	/s/ DAVID LOFLIN
David Loflin, President